CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As  independent  public  accountants,  we  hereby  consent  to   the
        incorporation by reference or our report dated May 5, 2000 on the combined financial statements of Arlington International Racecourse, Inc. and subsidiaries and Arlington Management Services, Inc. and subsidary (together referred to as Arlington International), included in Churchill Down Incorporated's Proxy Statement for the Special Meeting of Shareholders dated August 10, 2000, into this Form 8-K/A and into Churchill Downs Incorporated and its subsidiaries' previously filed registration statements on Form S-8 (33-85012), Form S-8 (333-62013), Form S-8 (33-61111), Form S-8 (333-43486) and Form (333-41376).


                                                Arthur Andersen LLP

        Chicago, Illinois
        November 15, 2000


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